DERIVED INFORMATION [9/21/06]

[$103,400,000]
Classes M-1, M-2 M-7 & M-8
Mezzanine Bonds Offered

(Approximate)

[$1,080,750,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-7
Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2006-7
CLASS M-1
Triggers Functional
To Maturity
12 Mos Lag
100% PPC
Priced at Par

Table 1 - Class M-1

40% Severity
Yield	3.5%	5.5%	7.5%
Discount Margin	34	34	33
Wtd Ave Life	6.4	6.3	6.2
Total Coll Losses to Maturity	19.5%	20.1%	20.3%
DM-Break CDR	27.0%	28.1%	28.6%
Loss on M-1	-	8,992	66,346
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	6.4	6.2	6.1
Total Coll Losses to Maturity	19.5%	20.0%	20.2%
B/E CDR	27.0%	28.0%	28.5%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.5%	5.5%	7.6%
Discount Margin	34	34	33
Wtd Ave Life	7.2	7.0	7.0
Total Coll Losses to Maturity	20.2%	20.6%	20.8%
DM-Break CDR	20.3%	20.9%	21.2%
Loss on M-1	37,015	-	90,451
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.0	7.0	6.9
Total Coll Losses to Maturity	20.1%	20.6%	20.7%
B/E CDR	20.2%	20.9%	21.1%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.5%	5.6%	7.6%
Discount Margin	35	34	34
Wtd Ave Life	7.6	7.6	7.6
Total Coll Losses to Maturity	20.5%	21.0%	21.1%
DM-Break CDR	16.2%	16.7%	16.8%
Loss on M-1	-	12,650	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.6	7.4	7.6
Total Coll Losses to Maturity	20.5%	20.9%	21.1%
B/E CDR	16.2%	16.6%	16.8%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-7
CLASS M-1
Triggers Functional
To Maturity
12 Mos Lag
100% PPC
Priced at Par	29

Table 1 - Class M-1

40% Severity
Yield	3.5%	5.5%	7.6%
Discount Margin	34	34	34
Wtd Ave Life	6.9	6.8	6.8
Total Coll Losses to Maturity	17.2%	17.4%	17.4%
DM-Break CDR	22.2%	22.6%	22.7%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	6.9	6.8	6.8
Total Coll Losses to Maturity	17.2%	34.0%	17.4%
B/E CDR	22.2%	22.6%	22.7%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.5%	5.5%	7.6%
Discount Margin	30	34	34
Wtd Ave Life	7.6	7.4	7.4
Total Coll Losses to Maturity	18.0%	18.2%	18.2%
DM-Break CDR	17.4%	17.6%	17.6%
Loss on M-1	192,625	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.4	7.4	7.4
Total Coll Losses to Maturity	18.0%	18.2%	18.2%
B/E CDR	17.3%	17.6%	17.6%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.5%	5.5%	7.6%
Discount Margin	32	32	34
Wtd Ave Life	8.1	8.0	7.8
Total Coll Losses to Maturity	18.7%	18.9%	18.8%
DM-Break CDR	14.3%	14.5%	14.4%
Loss on M-1	133,511	159,774	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.8	7.7	7.8
Total Coll Losses to Maturity	18.6%	18.8%	18.8%
B/E CDR	14.2%	14.4%	14.4%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-7
CLASS M-1
Triggers Functional
To Maturity
12 Mos Lag
50% Severity
Priced at Par

Table 1 - Class M-1

200% PPC
Yield	3.5%	5.5%	7.5%
Discount Margin	29	33	33
Wtd Ave Life	1.7	3.0	3.1
Total Coll Losses to Maturity	2.2%	17.4%	18.2%
DM-Break CDR	3.6%	32.1%	33.7%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	3.0	3.0	3.1
Total Coll Losses to Maturity	16.9%	17.4%	18.2%
B/E CDR	31.0%	32.1%	33.7%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.5%	5.5%	7.6%
Discount Margin	34	34	33
Wtd Ave Life	7.2	7.0	7.0
Total Coll Losses to Maturity	20.2%	20.6%	20.8%
DM-Break CDR	20.3%	20.9%	21.2%
Loss on M-1	37,015	-	90,451
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.0	7.0	6.9
Total Coll Losses to Maturity	20.1%	20.6%	20.7%
B/E CDR	20.2%	20.9%	21.1%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	3.6%	5.6%	7.6%
Discount Margin	34	34	31
Wtd Ave Life	12.0	11.9	12.1
Total Coll Losses to Maturity	25.6%	25.7%	25.4%
DM-Break CDR	16.2%	16.3%	15.9%
Loss on M-1	-	-	392,850
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	12.0	11.9	11.8
Total Coll Losses to Maturity	25.6%	25.7%	25.3%
B/E CDR	16.2%	16.3%	15.8%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-7
CLASS M-1
Triggers Functional
To Maturity
12 Mos Lag
50% Severity
Priced at Par

Table 1 - Class M-1

200% PPC
Yield	3.5%	5.5%	7.5%
Discount Margin	229	31	33
Wtd Ave Life	1.7	3.1	3.1
Total Coll Losses to Maturity	2.2%	15.8%	16.5%
DM-Break CDR	3.6%	28.7%	30.1%
Loss on M-1	-	39,945	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	3.1	3.1	3.1
Total Coll Losses to Maturity	15.4%	15.7%	16.5%
B/E CDR	27.8%	28.6%	30.1%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.5%	5.5%	7.6%
Discount Margin	30	34	34
Wtd Ave Life	7.6	7.4	7.4
Total Coll Losses to Maturity	18.0%	18.2%	18.2%
DM-Break CDR	17.4%	17.6%	17.6%
Loss on M-1	192,625	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	7.4	7.4	7.4
Total Coll Losses to Maturity	18.0%	18.2%	18.2%
B/E CDR	17.3%	17.6%	17.6%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	3.6%	5.6%	7.7%
Discount Margin	34	34	33
Wtd Ave Life	12.9	13.1	13.2
Total Coll Losses to Maturity	23.1%	22.9%	22.2%
DM-Break CDR	13.6%	13.3%	12.6%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	12.9	13.1	13.2
Total Coll Losses to Maturity	23.1%	22.9%	22.2%
B/E CDR	13.6%	13.3%	12.6%
Loss on M-1	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps